                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                               UNION CAMP CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                                     [LOGO]

                                 March 18, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Union Camp Corporation which will be held at 10:00 A.M. on Tuesday, April 30, 1996 at the Hyatt Regency Savannah, Two West Bay Street, Savannah, Georgia.

     In addition to the matters set forth in the attached proxy statement, we will report on the business and progress of Union Camp during 1995 and give you an opportunity to ask questions.

     Your vote is important and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy promptly.

     We hope that you will be able to attend the meeting and look forward to seeing you there. If you plan to come to the meeting, please let us know by checking the box provided for that purpose on the enclosed proxy.

     On behalf of the Board of Directors and employees, thank you for your continued support of Union Camp Corporation.

                                           Sincerely,

                                           W. CRAIG MCCLELLAND

                                           W. CRAIG MCCLELLAND
                                           Chairman of the Board
                                           and Chief Executive Officer

                                     [LOGO]

                      1600 VALLEY ROAD, WAYNE, N.J. 07470

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1996

                            ------------------------

     The Annual Meeting of Stockholders of Union Camp Corporation will be held at the Hyatt Regency Savannah, Two West Bay Street, Savannah, Georgia, on Tuesday, April 30, 1996, at 10:00 A.M., to consider and act upon the following:

          (1) The election of three directors to serve three-year terms;

          (2) The ratification of the appointment by the Board of Directors of Price Waterhouse LLP as independent accountants for the year 1996; and

          (3) Such other matters, including two stockholder proposals, as may properly come before the meeting.

     Only stockholders of record at the close of business on March 4, 1996 are entitled to notice of, and to vote at, the meeting.

     Your attention is directed to the accompanying proxy statement.

                                          DIRK R. SOUTENDIJK
                                          Secretary

Wayne, New Jersey
March 18, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO UNITED STATES POSTAGE. THE PROXY IS REVOCABLE AND YOU MAY VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING AND WISH TO DO SO.

                             UNION CAMP CORPORATION
                      1600 VALLEY ROAD, WAYNE, N.J. 07470

                        --------------------------------
                                PROXY STATEMENT
                        --------------------------------

                    ANNUAL MEETING OF STOCKHOLDERS FOR 1996

     The accompanying proxy is solicited by the Board of Directors of Union Camp Corporation (the 'Company') for use at the Annual Meeting of Stockholders to be held on Tuesday, April 30, 1996, and any adjournment thereof. Notice of Annual Meeting, proxy statement and proxy are being mailed to all stockholders on or about March 18, 1996. Proxies in the accompanying form which are properly executed will be voted and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If a choice is not specified on such proxies, the shares will be voted in accordance with the recommendations of the Board of Directors as set forth on the accompanying proxy. Abstentions and broker non-votes are counted for quorum purposes, but such a vote will not affect the determination of whether more votes have been cast in favor of a proposal than have been cast against it. A proxy may be revoked by the person giving it at any time before its exercise by delivering a later-dated proxy, written notice or a written ballot at the meeting.

     The Board of Directors has fixed the close of business on March 4, 1996 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. On March 4, 1996, 69,118,211 shares of Common Stock of the Company were outstanding. Each share is entitled to one vote on each matter presented for a vote at the Annual Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in size as possible. Each year the directors of one class are elected to serve terms of three years.

     Three persons have been nominated by the Board for election as directors at the 1996 Annual Meeting to serve three year terms of office and until their successors are duly elected. The nominees will be elected if they receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting if a quorum (a majority of the votes entitled to be cast) is present. An abstention is counted for quorum purposes, but is not a vote cast.

     The nominees to Class III to serve terms expiring at the Annual Meeting of Stockholders in 1999 are George D. Busbee, Raymond E. Cartledge and Gary E. MacDougal. All of the nominees are currently Class III directors elected by the stockholders at the 1993 Annual Meeting.

     James T. Mills is a director of the Company who will retire from the Board on April 30, 1996. As of that date, the Board will amend the Company's bylaws to reduce the number of directors provided for therein from 12 to 11.

     Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for a substitute nominee or nominees designated by the Board of Directors or, if no substitute nominee or nominees are selected by the Board of Directors, to amend the Company's bylaws to reduce the membership of the Board of Directors by the number of such nominees who are not available for election, and to elect the nominees available for election. The Board of Directors has no reason to believe that any of the nominees listed will not be available for election as a director.

     The names of the directors and nominees, their ages, the years in which their terms of office will expire, their principal occupations during at least the past five years, other directorships held and certain other biographical information are set forth on the following pages.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                  (CLASS III)

                                  GEORGE D. BUSBEE
[Photo of GEORGE D. BUSBEE]       Mr. Busbee, 68, is a  retired Senior Partner of the  law firm of King  &
                                  Spalding,  Atlanta,  Georgia  and  a former  Governor  of  the  State of
                                  Georgia. Mr. Busbee has been a director of the Company since 1983 and is a member of the Audit Committee and the Public Issues Committee. He is a
                                  director  of  Delta  Air  Lines,  Incorporated  and  Weeks  Corporation.



                                  RAYMOND E. CARTLEDGE
[Photo of RAYMOND E. CARTLEDGE]   Mr.  Cartledge,  66, is  the  retired Chairman  of  the Board  and Chief
                                  Executive Officer of the Company. Mr.  Cartledge has been a director  of the  Company  since 1983,  and  is a  member  of the  Pension Investment
                                  Committee and the Public Issues Committee.  He is a director of  Blount,
                                  Inc.,  Chase  Brass  Industries, Inc.,  Delta  Air  Lines, Incorporated,
                                  Savannah  Foods  &  Industries,  Inc.,   Sun  Company,  Inc.  and   UCAR
                                  International Inc.


                                  GARY E. MACDOUGAL
[Photo of GARY E. MACDOUGAL]      Mr.  MacDougal, 59, served as Chairman  of the Board and Chief Executive
                                  Officer  of  Mark  Controls  Corporation  (building  and  flow  controls manufacturer)  from November 1969 until May  1988. He is Chairman of the
                                  Governor's Task  Force  for  Human  Services Reform  for  the  State  of
                                  Illinois  and a Trustee of the Annie Casey Foundation (for disadvantaged children). He was the General Director of the New York City Ballet  from
                                  1993  to 1994. Prior  to March 1990,  he was United  States delegate and
                                  Alternate Representative to the United Nations. Mr. MacDougal has been a director of the Company since 1975 and is the Chair of the Public Issues
                                  Committee and a  member of  the Personnel,  Compensation and  Nominating
                                  Committee.  He is a  director of the  Bulgarian-American Enterprise Fund and United Parcel Service of America, Inc.


                         DIRECTORS CONTINUING IN OFFICE

                                  JERRY H. BALLENGEE
[Photo of JERRY H. BALLENGEE]     Mr. Ballengee, 58, was elected President and Chief Operating Officer  of the Company in July 1994. He had been an Executive Vice President of the
                                  Company  since November  1988 and  prior to  that he  was a  Senior Vice
                                  President of the Company.  He has been a  director of the Company  since
                                  1988.   Mr.  Ballengee   is  a  director   of  United   Cities  Gas  Co.
                                  Class II Director, Term Expires ................................... 1998



                                  SIR COLIN R. CORNESS
[Photo of SIR COLIN R. CORNESS]   Sir Colin Corness, 64,  is Chairman of the  Board of Glaxo Wellcome  plc
                                  (an  international  pharmaceutical  company). From  May  1991  until his retirement in May 1995, Sir Colin  was Chairman of the Board of  Redland
                                  PLC  (an international  construction materials  producer). Prior  to May
                                  1991, he  was Chairman  of  the Board  and  Chief Executive  Officer  of
                                  Redland PLC. Sir Colin has been a director of the Company since 1991 and is a member of the Audit Committee and the Pension Investment Committee.
                                  He  is  a  director  of  Chubb  Security  plc,  Glaxo  Wellcome  plc and
                                  Nationwide Building Society.
                                  Class I Director, Term Expires .................................... 1997

                                  ROBERT D. KENNEDY
[Photo of ROBERT D. KENNEDY]      Mr. Kennedy,  63,  is  the  retired Chairman  of  the  Board  and  Chief
                                  Executive   Officer  of  Union  Carbide  Corporation  (an  international petrochemical corporation).  Mr.  Kennedy has  been  a director  of  the
                                  Company  since 1990 and is the  Chair of the Personnel, Compensation and
                                  Nominating Committee. He is a Director of UCAR International Inc., Union
                                  Carbide Corporation and Sun Company, Inc.
                                  Class I Director, Term Expires .................................... 1997



                                  W. CRAIG MCCLELLAND
[Photo of W. CRAIG MCCLELLAND]    Mr. McClelland, 61, is Chairman of the Board and Chief Executive Officer
                                  of the Company.  He was  President and  Chief Operating  Officer of  the
                                  Company from December 1989 to July 1994. Previously, he was an Executive
                                  Vice  President of the Company since  November 1988. From September 1986 until November 1988, Mr.  McClelland was a  Director and Executive  Vice
                                  President  of  International  Paper  Company  and  President  and  Chief
                                  Executive  Officer  of  Hammermill   Paper  Company  (a  subsidiary   of
                                  International Paper Company). Prior to September 1986, he was a Director
                                  and  President and Chief Executive  Officer of Hammermill Paper Company.
                                  Mr. McClelland has been a  director of the Company  since 1988. He is  a director  of Allegheny Ludlum Corporation and PNC Financial Corporation.
                                  Class I Director, Term Expires .................................... 1997


                                  ANN D. MCLAUGHLIN
[Photo of ANN D. MCLAUGHLIN]      Ms.  McLaughlin,  54,  is  Vice  Chairman  of  the  Aspen  Institute  (a
                                  non-profit   organization  assisting  in  formulating  the  policies  of democratic institutions). From  1990 to  1995 she was  President of  the
                                  Federal  City Council,  Washington, D.C.  (a non-profit  organization to improve the Nation's capital)  and from 1992 to  1993 she was  President
                                  and   Chief  Executive  Officer  of  New  American  Schools  Development
                                  Corporation (a non-profit company  engaged in educational reform).  From
                                  1989 to 1992, she was a Visiting Fellow, The Urban Institute (a research organization  for social  and economic issues).  From 1987  to 1989, Ms.
                                  McLaughlin was Secretary  of Labor, United  States Department of  Labor.
                                  From  1989 to 1990, Ms. McLaughlin was Chair, Presidential Commission on
                                  Aviation, Security and Terrorism. She was Undersecretary, United  States
                                  Department  of the  Interior prior to  March 1987. Ms.  McLaughlin was a director of  the  Company in  1987,  resigned to  become  United  States
                                  Secretary  of Labor and rejoined the Board  of Directors in 1989. She is
                                  Chair of  the  Audit  Committee  and  a  member  of  the  Public  Issues
                                  Committee.  She  is  a  director of  AMR  Corporation,  Federal National
                                  Mortgage Association, General  Motors Corporation, Harman  International
                                  Industries, Inc., Host Marriott Corporation, Kellogg Company, Nordstrom,
                                  Inc.,  Potomac  Electric Power  Company, Sedgwick  Group plc  and Vulcan
                                  Materials Company.
                                  Class II Director, Term Expires ................................... 1998



                                  JAMES M. REED
[Photo of JAMES M. REED]          Mr. Reed, 63, has  been Vice Chairman of  the Board and Chief  Financial
                                  Officer  of  the Company  since  April 1993.  Prior  to that  he  was an
                                  Executive Vice President and the Chief Financial Officer of the  Company
                                  since  October 1985. He has  been a director of  the Company since 1989.
                                  Mr. Reed is a director of Bush Boake Allen Inc., the  Bulgarian-American
                                  Enterprise Fund and Martin Marietta Materials, Inc.
                                  Class I Director, Term Expires .................................... 1997



                                  GEORGE J. SELLA, JR.
[Photo of GEORGE J. SELLA, JR.]   Mr.  Sella, 67, is the retired Chairman of the Board and Chief Executive
                                  Officer of American  Cyanamid Company.  He has  been a  director of  the
                                  Company  since 1985 and is Chair of the Pension Investment Committee and
                                  a member of  the Personnel, Compensation  and Nominating Committee.  Mr.
                                  Sella  is a director  of Bush Boake Allen  Inc., the Equitable Companies
                                  Incorporated and  The Equitable  Life Assurance  Society of  the  United
                                  States.
                                  Class II Director, Term Expires ................................... 1998

                                  TED D. SIMMONS
[Photo of TED D. SIMMONS]         Mr.  Simmons, 65,  is Managing Director  of Physical  Facilities for the
                                  Church of  Jesus Christ  of Latter  Day Saints.  From April  1987  until
                                  January  1991 he was  Vice Chairman of  the Board of  The Mutual Benefit
                                  Life Insurance Company.* Mr. Simmons has been a director of the  Company since 1988 and is a member of the Personnel, Compensation and Nominating
                                  Committee,  the  Pension  Investment  Committee  and  the  Public Issues
                                  Committee.
                                  Class II Director, Term Expires ................................... 1998



------------

 * Mr. Simmons retired as Vice Chairman of the Board of The Mutual Benefit Life Insurance Company ('MBL') in January 1991. Thereafter, in July 1991 MBL entered rehabilitation proceedings under New Jersey law.


                       BOARD OF DIRECTORS AND COMMITTEES

     In 1995, the Board of Directors held seven meetings. Non-employee directors receive as compensation for serving on the Board, an annual fee of $23,000 plus shares of Company Common Stock awarded pursuant to the Stock Compensation Plan for Non-Employee Directors (the 'Stock Compensation Plan'). The Stock Compensation Plan provides that immediately after each annual meeting of stockholders, each director who is not an employee of the Company shall receive the number of whole shares of Company Common Stock provided in the Plan for that year, or if there is no provision in the Plan for that year, whole shares having a fair market value, at the time of the grant, of approximately $5,000. In no event may the fair market value of any annual grant of such stock exceed

$40,000 for each non-employee director. The total number of shares of Company Common Stock that may be awarded under the Stock Compensation Plan is 150,000. During 1995 each non-employee director received 180 shares of Company Common Stock pursuant to the Stock Compensation Plan which had a fair market value of approximately $9,000 at the time such stock was granted. The Stock Compensation Plan provides that each non-employee director shall receive for 1996 shares of Company Common Stock having a fair market value of approximately $9,000. Non-employee directors are also paid $1,500 for each meeting of the Board of Directors they attend, $750 for each committee meeting they attend and $1,000 per year for serving as the Chair of a committee.

     The Board of Directors has appointed an Audit Committee, a Personnel, Compensation and Nominating Committee, a Pension Investment Committee and a Public Issues Committee, which are composed of non-employee directors of the Company.

     The Audit Committee held  three meetings during  1995. The Audit  Committee
(i) recommends to the Board of Directors the independent accountants to be appointed for the Company, (ii) meets with the independent accountants, the chief internal auditor and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, (iii) reviews and reports on the results of such audits to the Board of Directors, (iv) submits to the Board of Directors its recommendations relating to financial reporting and accounting practices and policies and financial, accounting and operating controls and (v) considers the impact on the Company's financial statements or condition of any infraction of laws, regulations or policies, compliance oversight being the responsibility of the Public Issues Committee.

     The Personnel, Compensation and Nominating Committee held four meetings during 1995. The Personnel, Compensation and Nominating Committee (i) makes recommendations to the Board concerning the election of the Company's officers,
(ii) reviews the compensation plans and sets the compensation for officers of the Company, (iii) awards incentive compensation and bonuses to officers of the Company, (iv) administers the Company's stock option plans and awards options, restricted stock, stock appreciation rights and bonuses payable in stock and (v) recommends to the Board the members and the Chairs of Board Committees. The Personnel, Compensation and Nominating Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by stockholders. Such recommendations should be submitted in writing to the Secretary of the Company with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director.

     The Company's bylaws provide that any stockholder who wishes to nominate any person for election as a director at the Annual Meeting must give the Company's Secretary written notice of such intent at least sixty (60) days in advance of the date established in the bylaws as the day of the annual meeting (the last Tuesday in April of each year). Such notice must contain the information required by the bylaws including information regarding each person to be nominated as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the person been nominated by the Board of Directors.

     The Pension Investment Committee held two meetings during 1995. The Pension Investment Committee periodically reviews the activities of the management of the Company in supervising the investment of the Company's pension funds.

     The Public Issues Committee held four meetings during 1995. The Public Issues Committee, in its discretion (i) inquires into and reviews any matter involving the conduct of the Company's business which affects the public or in which the public has a strong interest, (ii) recommends policies and programs which further the interests of the Company to the Board and/or the Company's management, (iii) provides oversight with respect to the Company's compliance activities as to environmental, health and safety, employment and other legal standards of conduct, and (iv) reports to the Board on matters believed to be of significance to the Board.

     Non-employee directors may elect to defer for such period as they determine all or part of their directors' retainer and meeting fees in which case interest is earned on the deferred amounts at the rate equal to the average yield on 91 day U.S. Treasury bills for the preceding period of December 1 through

November 30 compounded annually. Upon retirement from the Board of Directors, any director who is not an employee of the Company and who has completed five years of service as a non-employee director receives an annual retirement benefit equal to the sum of 50% of the director's annual retainer on the retirement date, plus 10% of such retainer multiplied by the number of the director's full years of service in excess of five but not in excess of ten years. Such retirement benefit is unfunded and is paid annually out of the Company's general assets until the total number of annual payments equals the number of the director's years of service. If the director dies before receiving all the retirement benefits he would have been entitled to receive had he lived, a lump sum death benefit equal to the present value of such annual retirement benefits remaining unpaid is payable to his beneficiary.

     Directors who are employees of the Company do not receive any additional compensation by reason of their membership on, or attendance at meetings of, the Board or committees thereof.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Company, and based on filings on Schedule 13G in February 1996 with the Securities and Exchange Commission, no person or group owned beneficially more than five percent of the outstanding Common Stock of the Company except:

 TITLE
   OF            NAME AND ADDRESS OF             AMOUNT AND NATURE OF     PERCENT OF
 CLASS             BENEFICIAL OWNER              BENEFICIAL OWNERSHIP       CLASS
-------  ------------------------------------    --------------------     ----------
Common   The Capital Group Companies, Inc.             4,084,250(1)           5.80%
         333 South Hope Street
         Los Angeles, CA 90071

Common   Cooke & Bieler, Inc.                          4,369,245(2)           6.30%
         1700 Market Street
         Suite 3222
         Philadelphia, PA 19103

Common   Delaware Management Holdings, Inc.            4,582,533(3)           6.52%
         2005 Market Street
         Philadelphia, PA 19103

Common   Wellington Management Company                 8,390,050(4)          11.95%
         75 State Street
         Boston, MA 02109


------------

(1) Capital Guardian Trust Company and Capital Research and Management Company, investment advisors and operating subsidiaries of The Capital Group Companies, Inc., exercised as of December 29, 1995, investment discretion with respect to 134,250 and 3,950,000 shares, respectively, or a combined total of 5.8% of outstanding stock which was owned by various institutional investors.

(2) Cooke & Bieler, Inc., in its capacity as investment advisor, has sole voting power as to 3,537,500 shares of Company Common Stock and sole dispositive power as to 4,283,045 shares of Company Common Stock. It has no shared voting or dispositive power as to Company Common Stock.

(3) Delaware Management Holdings, Inc., in its capacity as the parent holding company of Delaware Management Company, Inc., an investment advisor, has sole voting power as to 333,803 shares of Company Common Stock, shared voting power as to 3,250 shares of Company Common Stock and sole dispositive power as to 4,292,633 shares of Company Common Stock and shared dispositive power as to 289,900 shares of Company Common Stock.

(4) Wellington Management Company, in its capacity as investment advisor, has shared voting power as to 129,250 shares of Company Common Stock and shared dispositive power as to 8,390,050 shares of Company Common Stock of which 6,940,000 shares are also deemed to be beneficially owned by the Vanguard/Windsor Fund, Inc. Wellington Management Company has no sole voting or dispositive power as to Company Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT
                            AS OF DECEMBER 31, 1995

                                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
 TITLE                                           --------------------------------------------------------------
   OF                   NAME OF                   UNION CAMP       PERCENT       BUSH BOAKE ALLEN      PERCENT
 CLASS             BENEFICIAL OWNER              COMMON STOCK      OF CLASS    INC. COMMON STOCK(2)    OF CLASS
-------  -------------------------------------   ------------      --------    --------------------    --------

Common   Jerry H. Ballengee...................      100,935(3)          *              - 0 -             *
Common   Russell W. Boekenheide...............       65,586(3)          *                200             *
Common   George D. Busbee.....................        1,356             *              - 0 -             *
Common   Raymond E. Cartledge.................      258,793(3)(4)       *              5,000             *
Common   Sir Colin Corness....................        1,777             *              1,000             *
Common   Robert D. Kennedy....................        2,116             *              1,000             *
Common   Gary E. MacDougal....................        5,388             *              - 0 -             *
Common   W. Craig McClelland..................      136,094(3)          *              1,000             *
Common   Ann D. McLaughlin....................        1,167             *              - 0 -             *
Common   James T. Mills.......................        3,556             *              3,000             *
Common   James M. Reed........................      107,535(3)          *              5,000             *
Common   George J. Sella, Jr..................        2,056             *              3,500             *
Common   Ted D. Simmons.......................        3,056(4)          *              1,000             *
Common   William H. Trice.....................       96,389(3)          *              8,500             *
Common   Directors and Executive Officers as a
           Group (21 Persons).................      976,533(3)       1.4%             32,550             *

------------

* Less than one percent of the shares outstanding.

(1) As used in this proxy statement, 'beneficially owned' means the sole or shared power to direct the voting of a security or the sole or shared power to direct the disposition of a security.

(2) Union Camp Corporation is the beneficial owner of 68% of the outstanding common stock of Bush Boake Allen Inc. which went public in May 1994.

(3) The shares shown as beneficially owned include the number of shares of Company Common Stock that directors and executive officers had the right to acquire within 60 days after December 31, 1995 pursuant to unexercised options under the Company's stock option plans as follows: 76,643 shares for Mr. Ballengee, 48,600 shares for Mr. Boekenheide, 217,442 shares for Mr. Cartledge, 107,528 shares for Mr. McClelland, 76,419 shares for Mr. Reed, 70,829 for Mr. Trice and 760,420 for all directors and executive officers as a group (21 persons). The shares shown include restricted stock held by executive officers which become free of restrictions on sale over a period of five years from the date of grant as follows: 3,496 shares for Mr. Ballengee, 2,632 shares for Mr. Boekenheide, 4,930 shares for Mr. McClelland, 3,412 shares for Mr. Reed, 3,098 for Mr. Trice and 19,539 shares for all executive officers as a group.

(4) The shares of Common Stock shown as beneficially owned (a) by Mr. Cartledge include 13,068 shares that are owned by his spouse as to which beneficial ownership is disclaimed and (b) by Mr. Simmons include 400 shares that are owned by his spouse as to which beneficial ownership is disclaimed.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual and long-term compensation for services in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1995, 1994 and 1993 paid or accrued to the chief executive officer and the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                          COMPENSATION AWARDS
                                                                                        ------------------------
                                                                                                      SECURITIES
                                                            ANNUAL COMPENSATION         RESTRICTED    UNDERLYING
                                                        ----------------------------      STOCK       OPTIONS &        ALL OTHER
             NAME AND PRINCIPAL POSITION                YEAR     SALARY      BONUS      AWARDS(1)      SARS (#)     COMPENSATION(2)
-----------------------------------------------------   ----    --------    --------    ----------    ----------    ---------------

W. Craig McClelland .................................   1995    $588,500    $639,937     $ 420,643      61,000          $41,466
  Chairman of the Board and Chief                       1994    $506,803    $458,200     $ 145,428      68,452          $55,048
  Executive Officer                                     1993    $449,933    $ 72,900     $  48,241      27,128          $22,980

Jerry H. Ballengee ..................................   1995    $400,500    $360,528     $ 286,023      33,300          $26,555
  President and Chief Operating Officer                 1994    $359,250    $274,600     $  99,057      37,664          $15,905
                                                        1993    $318,000    $ 18,600     $  36,107      16,993          $13,809

Russell W. Boekenheide ..............................   1995    $280,000    $168,246     $ 188,438      10,600          $25,373
  Senior Vice President                                 1994    $261,500    $148,600     $  73,751      10,600          $18,414
                                                        1993    $243,000    $ 32,900     $  27,559       7,750          $16,039

James M. Reed .......................................   1995    $365,000    $228,334     $ 263,159      24,000          $26,694
  Vice Chairman and Chief Financial Officer             1994    $341,000    $208,600     $  96,135      18,700          $20,982
                                                        1993    $317,000    $ 84,200     $  35,960      16,919          $19,065

William H. Trice ....................................   1995    $330,000    $178,815     $ 235,572      18,900          $21,594
  Executive Vice President                              1994    $307,500    $170,300     $  86,946      13,900          $14,818
                                                        1993    $286,000    $ 92,400     $  32,423      12,829          $13,418

------------

(1) The value of the restricted stock awards was determined by multiplying the closing price of the Company's Common Stock on the date of grant by the number of shares awarded. The restricted stock awards were granted on January 30, 1996 for fiscal year 1995, January 31, 1995 for fiscal year 1994 and January 24, 1994 for fiscal year 1993. As of December 31, 1995, the number of shares and the value of aggregate restricted stockholdings were as follows: 4,930 shares ($233,867) by Mr. McClelland; 3,496 shares ($165,842) by Mr. Ballengee; 2,632 shares ($124,856) by Mr. Boekenheide; 3,412 shares ($161,857) by Mr. Reed; and 3,098 shares ($146,961) by Mr. Trice. On January 30, 1996 restricted stock awards were made with respect to services rendered during 1995. As of January 31, 1996, the number of shares and the value of aggregate restricted stockholdings were as follows: 11,757 shares ($595,933) by Mr. McClelland; 8,061 shares ($408,592) by Mr. Ballengee; 5,528 shares ($280,201) by Mr. Boekenheide; 7,555 shares ($382,944) by Mr. Reed; and 6,779 shares ($343,611) by Mr. Trice. Each award becomes free of restrictions in equal installments over 5 years. The number of shares awarded was as follows: 982 for 1993, 3,086 for 1994 and 8,371 for 1995 to Mr. McClelland; 735 for 1993, 2,102 for 1994 and 5,692 for 1995 to Mr.
    Ballengee; 561  for  1993,  1,565  for  1994  and  3,750  for  1995  to  Mr.
    Boekenheide;  732 for 1993, 2,040  for 1994 and 5,237  for 1995 to Mr. Reed;
    and 660 for 1993, 1,845 for 1994 and 4,688 for 1995 to Mr. Trice. Common Stock dividends are payable on restricted stock.

(2) The compensation reported represents (a) Company contributions under the Salaried Employees Savings and Investment Plan and related supplemental plan; and (b) amounts imputed or credited to the named executive officer for premiums paid for group life insurance. The Company contributions for 1995 pursuant to the Salaried Employees Savings and Investment Plan were as follows: $26,482 to Mr. McClelland; $16,613 to Mr. Ballengee; $12,600 to Mr. Boekenheide; $16,425 to Mr. Reed; and $14,850 to Mr. Trice. The amounts imputed or credited for life insurance premiums were as follows: $14,984 to Mr. McClelland; $9,942 to Mr. Ballengee; $12,773 to Mr. Boekenheide; $10,269 to Mr. Reed; and $6,744 to Mr. Trice.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

     The following two tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table during 1995 and the value of the options and related stock appreciation rights ('SARs') held by them as of December 31, 1995.

                           OPTION/SAR GRANTS IN 1995

                                   INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT ASSUMED
                               NUMBER OF       % OF TOTAL                                         ANNUAL RATES OF STOCK PRICE
                               SECURITIES     OPTIONS/SARS                                               APPRECIATION
                               UNDERLYING      GRANTED TO     EXERCISE(2)                             FOR OPTION TERM(3)
                              OPTIONS/SARS    EMPLOYEES IN      OR BASE       EXPIRATION    ---------------------------------------
           NAME                GRANTED(1)     FISCAL 1995     PRICE ($/SH)       DATE       0%            5%(4)            10%(5)
---------------------------   ------------    ------------    ------------    ----------    ---         ----------       ----------

W. Craig McClelland........       61,000           9.2%         $49.4375       11/26/05     -0-         $1,900,150       $4,795,210
Jerry H. Ballengee.........       33,300           5.0           49.4375       11/26/05     -0-          1,037,295        2,617,713
Russell W. Boekenheide.....       10,600           1.6           49.4375       11/26/05     -0-            330,190          833,266
James M. Reed..............       24,000           3.6           49.4375       11/26/05     -0-            747,600        1,886,640
William H. Trice...........       18,900           2.8           49.4375       11/26/05     -0-            588,735        1,485,729
-----------------------------------------------------------------------------------------------------------------------------------

All Shareholders(6)........      N/A            N/A               N/A            N/A        -0-     $2,159,691,114   $5,450,186,790

All Optionees(7)...........      664,400           100%         $49.4375       11/26/05     -0-        20,699,960        52,238,384
                                                                $50.0625        4/30/05
Optionees Gain as % of All
  Shareholders' Gain.......      N/A            N/A               N/A            N/A        N/A        Less than         Less than
                                                                                                           1%                1%

------------

(1) An identical number of stock appreciation rights was granted in tandem with these options on November 27, 1995. The options (and related SARs) become exercisable two years from the date of grant, i.e., on November 27, 1997. The SARs include limited rights which permit the settlement of the SARs in cash, without regard to the date on which the option otherwise would be exercisable, upon the occurrence of certain change of control events.

(2) The exercise price is the fair market value of the underlying stock on the date of the option grant.

(3) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of Union Camp's Common Stock.

(4) Union Camp Common Stock would be trading at $80.59 per share for the values shown to be realizable, an increase in stock price which will benefit all stockholders commensurately.

(5) Union Camp Common Stock would be trading at $128.05 per share for the values shown to be realizable, an increase in stock price which will benefit all stockholders commensurately.

(6) As of November 30, 1995, there were 69,331,978 shares of the Company's Common Stock outstanding. The calculations shown herein are based on the assumed rates of price appreciation, compounded annually, from the stock's fair market value of $49.4375 on November 27, 1995 when the above options were granted.

(7) The amounts shown are based on the assumed rates of appreciation, compounded annually, from the stock's fair market value of (i) $50.0625 on May 1, 1995 for 10,000 options granted on that date and (ii) $49.4375 on November 27, 1995 for 654,400 options granted on that date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                              NUMBER OF SHARES        VALUE OF
                                                                                 UNDERLYING          UNEXERCISED
                                                                                UNEXERCISED         IN-THE-MONEY
                                                                              OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                                END OF 1995          END OF 1995
                                                                              ----------------    -----------------
                                            SHARES ACQUIRED       VALUE         EXERCISABLE/        EXERCISABLE/
                  NAME                        ON EXERCISE      REALIZED(1)    UNEXERCISABLE(2)    UNEXERCISABLE(1)
-----------------------------------------   ---------------    -----------    ----------------    -----------------

W. Craig McClelland......................        - 0 -              - 0 -      107,528/129,452    $657,995/$161,185
Jerry H. Ballengee.......................        5,157          $  73,731       76,643/ 70,964    $534,762/$ 88,934
Russell W. Boekenheide...................        5,098          $  65,745       48,600/ 21,200    $378,522/$ 25,838
James M. Reed............................        5,822          $ 105,301       76,419/ 42,700    $517,670/$ 45,581
William H. Trice.........................        5,877          $ 112,440       70,829/ 32,800    $537,015/$ 33,881

------------

(1) Value is the difference between the market value of the Company's Common Stock on the date of exercise or December 29, 1995, i.e., $47.4375 per share, and the exercise price.

(2) SARs were granted in tandem with options and, therefore, the exercise of SARs reduces the number of shares subject to the related option.

                            REPORT OF THE PERSONNEL,
                     COMPENSATION AND NOMINATING COMMITTEE
                           ON EXECUTIVE COMPENSATION

THE COMMITTEE'S FUNCTION

     The Personnel, Compensation and Nominating Committee (the 'Committee') is composed entirely of independent, non-employee directors. The Committee reviews and approves each element of the Company's executive compensation program and assesses the effectiveness of the program as a whole. The Committee approves the salaries of the Company's Chief Executive Officer (the 'CEO') and its other executive officers, makes awards under the Executive Annual Incentive Plan and the Policy Group Restricted Stock Performance Plan and grants stock options and SARs under the 1989 Stock Option and Stock Award Plan.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The executive compensation program is designed to: (a) attract, retain and motivate talented executives to work on behalf of shareholders, the Company's employees, customers and the communities within which the Company operates; (b) provide compensation at levels that are competitive with those provided in the various markets where Union Camp competes for executive resources; (c) place a significant portion of executive pay at risk; and (d) recognize and reward exceptional accomplishments. The Company's CEO participates in the same programs and receives compensation based on the same factors as the other executive officers.

     The  Committee considered the deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code shortly after it was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation is not permitted to deduct compensation in excess of one million dollars per year paid to the CEO and the other executive officers named in the proxy statement except to the extent the compensation was paid under compensation plans meeting tax code requirements to be considered performance-based. At that time the Committee took steps to qualify compensation realized upon the exercise of stock options granted under the 1989 Stock Option and Stock Award Plan as performance-based pursuant to Section 162(m). The Committee also determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program or the amount of tax deduction lost is insignificant. The Committee reviewed the deductibility in 1995 of compensation paid to the CEO and other named executive officers, found the deductibility lost to be insignificant and determined it will consider modifying parts of the executive compensation program to qualify under Section 162(m).

     The Committee also seeks an appropriate balance among program objectives. Particular attention is paid to the two key objectives discussed below.

     PROVIDING COMPETITIVE LEVELS OF COMPENSATION

     The Committee intends to provide the Company's CEO and its executives with total compensation that, at targeted levels of performance, according to an independent compensation consultant, is competitive with the median total compensation earned by executives who hold comparable positions or have similar qualifications in the paper and forest products industry and within general industry for companies of comparable size. The Company has historically used this comparison group which differs from and is larger than the peer group used in the Stock Performance Graph on page 15 because the Company feels the larger group better represents the market within which it competes for executive talent. To determine median competitive levels of base salary and target incentive compensation, the Committee regularly reviews information drawn from various sources, including proxy statements, industry surveys and independent compensation consultants. The Committee examines specific salary and target incentive recommendations for Union Camp's CEO and other officers, considering each position's relative content, accountability, scope of responsibility as well as the individual's performance and experience. While the targeted value of an executive's total compensation is set annually at median competitive levels, a large portion of a senior executive's compensation is at risk and will exceed or fall below the targeted levels depending on actual performance measured against predetermined objectives.

     ENSURING THAT INCENTIVE COMPENSATION VARIES WITH PERFORMANCE

     Union Camp's annual incentive plan is designed to ensure that incentive compensation is predictable with the financial and strategic performance of the Company and/or its business units as measured against predetermined objectives which are approved annually by the Committee. Awards paid under the Policy Group Restricted Stock Performance Plan take into account the Company's long-term financial performance. Because the Company's incentive plans serve different purposes, they use different performance measures and periods.

OVERVIEW OF EXECUTIVE COMPENSATION AND 1995 COMMITTEE ACTIONS

     The Company's executive compensation program for its CEO and the other four most highly compensated executive officers shown in the Summary Compensation Table (the 'named executive officers') has four principal elements: base salary, the Executive Annual Incentive Plan, the Policy Group Restricted Stock Performance Plan and the Stock Option Plan. Following is an overview of each program element and what actions the Committee took in 1995.

BASE SALARY

     Base salaries are intended to be externally competitive and internally equitable. They reflect an individual's sustained performance and length of time in the position. Base salary levels are adjusted periodically based on an individual's performance and the external market. Base salaries are annually targeted at median base salary levels for similar positions in the paper and forest products industry and in general industry for companies of comparable size. Base salaries may exceed the targeted averages if warranted by sustained performance.

     1995 Action: Effective January 1, 1995, the base salaries of the named executive officers excluding the CEO and the COO were increased 7.1%. This increase was the amount recommended by the CEO to maintain competitive salaries. The Committee noted that the report of its independent compensation consultant said that, following the increase, the base salaries of these named executive officers were at appropriate target median levels compared with similar positions in the above-mentioned comparison group.

     Effective July 1, 1995, the CEO and COO received salary increases of 13.2% and 13.0% respectively. After the increases their base salaries were below the competitive median salaries recommended by the Committee's independent consultant. Future salary increases are expected to bring their salaries to fully competitive levels.

THE EXECUTIVE ANNUAL INCENTIVE PLAN

     The amount of the incentive compensation targeted for the CEO and the named executive officers under the Executive Annual Incentive Plan is the median competitive annual incentive compensation recommended by an independent compensation consultant. The recommended median is based on the annual incentive compensation paid to comparable positions by the comparison group referred to under the caption 'Providing competitive levels of compensation'. The incentive targeted assumes (i) the Company and/or key business units will achieve their annual financial plans and (ii) the CEO and the named executive officers, as a group, achieve predetermined operating and strategic goals that are established as part of the Company's annual planning and budgetary process. At the beginning of each year the Committee reviews the operating and strategic goals established for the CEO and the named executive officers and the financial performance measures for the Company and its key business units. The Committee has the discretion to pay awards in cash or up to 50% in the Company's Common Stock.

     Executives' awards are tied to the financial performance measures most appropriate to their responsibilities. To reinforce the need for teamwork and focus attention on overall corporate objectives, each participant has a portion of his award tied to the financial performance measures for the Company as a whole, defined by earnings per share. The portion of the award based on financial performance measures for Mr. McClelland, Mr. Ballengee, Mr. Boekenheide and Mr. Reed is determined solely by corporate earnings per share results, while Mr. Trice has some of his award based on financial performance measures linked to the performance of the key business units for which he is responsible.

     1995 Action: At the beginning of 1995 the Committee determined target incentives for the CEO and the named executive officers. Since the Company's 1995 earnings per share results substantially exceeded the corporate financial performance measures established, the portion of the targeted incentive based on corporate financial performance measures was increased by 40%. The earnings results of the key business units for which Mr. Trice is responsible also exceeded the financial performance measures established and, therefore, his targeted incentive was adjusted accordingly. In addition, at the beginning of 1995, the Committee established a number of specific operating and strategic goals which were weighted and which the CEO and the named executive officers had to accomplish as a team in order to receive the targeted awards after those target awards were adjusted for actual earnings results. The Committee regards the specific operating and strategic goals as competitively sensitive information. Since the CEO and named executive officers as a team exceeded these goals the Committee approved a further increase in their incentives. Therefore, the annual bonus payment shown in the Summary Compensation Table for Mr. McClelland, Mr. Ballengee, Mr. Boekenheide and Mr. Reed represents 150% of their target incentives for 1995. The annual bonus payment shown for Mr. Trice reflects the adjustment made on account of the earnings results of the key business units for which he is responsible as well as overall corporate results.

THE POLICY GROUP RESTRICTED STOCK PERFORMANCE PLAN

     Under the Policy Group Restricted Stock Performance Plan, long term incentives are earned by the CEO and the other members of the Company's policy committee when the Company attains specific earnings and return on capital goals that are equally weighted and are determined, respectively, by an earnings forecasting formula and a return on capital ranking that must be in the upper half of a competitor group of 14 major paper and packaging companies. The competitor group differs and is larger than the peer group used in the Stock Performance Graph which, at selection, consisted of the companies in the Dow Jones Paper Group Index because the Company has historically compared its financial performance against this larger competitor group. Awards earned under this plan are made in restricted shares of Common Stock that vest at a rate of 20% per year over 5 years. The objective of this plan is to focus senior management's attention on two critical factors affecting the Company's long term performance (earnings per share and return on capital) and reward them for making successful long term decisions. The value of these awards may vary considerably based on Union Camp's stock price performance.

     1995 Action: The Company's return on capital ranking among the group of 14 paper and packaging competitors was 4th place which resulted in an award equal to 18.3% of the CEO's and the other named executive officers' annual base salaries in effect at the end of January 1996 when the awards were granted. The Company's earnings per share for 1995 substantially exceeded the Plan's forecasted target resulting in Mr. McClelland and the named executive officers each receiving the maximum award equal to 48% of the amount of his annual base salary as in effect at the end of January 1996 when the awards were granted. These awards were granted in restricted stock which will vest 20% a year over the next five years.

THE 1989 STOCK OPTION AND STOCK AWARD PLAN

     Stock options are the final element of the Company's compensation for its CEO and executive officers. Stock options are normally granted annually. The primary objective of issuing stock options is to encourage the CEO and the officers of the Company to maintain an equity interest in the Company and provide financial rewards linked to the future performance of the Company's Common Stock.

     1995 Action: The starting point for the determination of stock option awards for each of the CEO and the named executive officers is the median competitive total compensation for comparable positions recommended by the independent compensation consultant (as discussed under the caption 'Providing competitive levels of compensation' on page 12). The Committee approved stock option grants in November 1995 that were determined by offsetting the median competitive total compensation reported by the consultant by the CEO's and named executive officers' base salaries, and their Annual Incentive Plan and Restricted Stock Performance Plan target awards. For this calculation, the expected present value of the stock option grants was determined by the independent consultant using a version of the Black-Scholes formula. The Committee expects to use the same methodology each year and does not consider the amount of stock options previously awarded because it considers stock options to be primarily compensatory. The stock options granted to the CEO and the other named executives during 1995 are shown in the Option Grants table on page 10.

SUMMARY

     The Company's emphasis on variable pay and the compensation programs' direct link to both short and long-term financial performance, as well as stock performance, tie executive pay to critical measures of corporate performance.

Robert D. Kennedy, Chair
Gary E. MacDougal
George J. Sella, Jr.
Ted D. Simmons

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return of Union Camp Common Stock, the S&P 500 Composite -- 500 Stock Index and two indices of peer groups of paper companies, for the period of five years beginning December 31, 1990 and ending December 29, 1995 (assuming that the value of the investment in Union Camp Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested). One peer group index is comprised of 9 medium to large sized companies (Boise Cascade, Bowater, Champion International, Consolidated Papers, Federal Paper Board, P.H. Glatfelter, International Paper, Mead, and Westvaco) whose primary business is the manufacture and sale of paper products. The other peer group index is comprised of the same companies with the sole exception of Federal Paper Board which is being excluded due to its agreement to merge with International Paper. Peer group returns are weighted each year based on each company's market capitalization at the beginning of the year.

                        5-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS


                                   [PERFORMANCE GRAPH]

Union Camp Corp.           100      144      138      148      151      157
S&P 500 Composite          100      130      140      155      157      214
Peer Group I               100      125      125      135      152      176
Peer Group II              100      123      124      135      151      168
                           Dec. 90  Dec. 91  Dec. 92  Dec. 93  Dec. 94  Dec. 95



     The Company's return on capital employed is one of the performance measures considered by the Personnel, Compensation and Nominating Committee in determining a portion of the incentives earned under the Policy Group Restricted Stock Performance Plan. Return on capital employed means net income divided by the sum of long-term debt, deferred income taxes and stockholders' equity. In making its incentive awards, the Committee compared the Company's return on capital during the period October 1, 1994 through September 30, 1995 with the return on capital employed of 13 paper and packaging companies (Boise Cascade, Champion International, Chesapeake, Federal Paper Board, Georgia Pacific, International Paper, Mead, Potlatch, Stone Container, Temple-Inland, Weyerhauser, Westvaco and Willamette) for the same period and Union Camp ranked fourth. When Union Camp's return on capital employed for the calendar year 1995 was compared to the returns realized by the same group for 1995, Union Camp ranked third. This is illustrated in the chart below. In all cases the return on capital employed was calculated by using 1995 net income for the relevant period as the numerator and year end 1994 long-term debt, deferred income taxes and stockholders' equity as the denominator.



                             RETURN ON CAPITAL EMPLOYED
                           12 MONTHS ENDED DECEMBER 31, 1995

                                      [GRAPH]

                  1       20.10%
                  2       13.40%
                  3       12.20%-Union Camp
                  4       11.20%
                  5       10.80%
                  6       10.50%
                  7       10.00%
                  8        9.30%
                  9        9.20%
                 10        8.40%
                 11        7.80%
                 12        6.50%
                 13        6.40%
                 14        4.40%

RETIREMENT PLANS

     The Retirement Plan for Salaried Employees is a defined benefit plan and is funded solely by Company contributions. The calculation of benefits under the Retirement Plan is based upon average earnings, which include salary, overtime and vacation payments, bonuses and incentive compensation received during the highest 60 consecutive months of the 120 months preceding retirement ('Final Average Earnings'). The amount of the retirement benefit provided to a participating employee under the Retirement Plan equals the product of the sum of 1.05% of the participating employee's Final Average Earnings plus .45% of those Final Average Earnings in excess of the average applicable Social Security wage base at the date of retirement, multiplied by the number of years of credited service of the employee with the Company or one of its participating subsidiaries. Benefits under the Retirement Plan are not subject to any deduction for Social Security benefits or other offset amounts. To the extent that retirement benefits payable exceed limitations imposed by the Internal Revenue Code of 1986, as amended (the 'Code'), with respect to payments from tax qualified trusts, such excess amounts will not be paid from a qualified trust fund but will be paid by the Company on an unfunded basis out of its general assets.

     The Company has adopted a Supplemental Retirement Income Plan for Executive Officers (the 'Plan') under which the Personnel, Compensation and Nominating Committee of the Board of Directors (the 'Committee') may from time to time designate certain executive officers as covered participants if such officers are (i) members of the Company's policy committee and/or (ii) hired at mid-career and responsible for a significant segment of the Company's business. The Plan currently covers ten policy committee members. The Plan provides for a minimum pension upon retirement at age 65 (or earlier with approval of the Committee) following at least 10 years of service of 40% of the participant's average annual earnings, which include salary, vacation payments and annual target bonus, during the highest 60 consecutive months of the 120 months preceding retirement ('Average Pension Compensation') which increases by 1 1/2% for each year of additional service up to a maximum of 55% of Average Pension Compensation after 20 years of service. Payments under the Plan will be reduced by (i) pensions under the Retirement Plan for Salaried Employees and the related Supplemental Retirement Plan, (ii) any other pensions which may be payable by other employers and (iii) one-half of the amount of primary Social Security benefits. If an officer engages in certain competitive activity after retirement, benefits under the Plan will terminate. The Plan provides that Mr. McClelland shall receive a minimum annual pension equal to the higher of the Plan's benefit or the sum of $22,400 plus any pension payable under the Retirement Plan for Salaried Employees and the related Supplemental Retirement Plan.

     The following table shows the approximate annual pensions payable under all the plans described to the executive officers named in the Summary Compensation Table assuming retirement at age 65, whose Average Pension Compensation and years of service at retirement would be in the classifications indicated. The amounts shown have not been reduced by any pension payable by another employer or Social Security benefits which are offsets to the pensions payable under the Supplemental Retirement Income Plan for Executive Officers.

                                      PENSION PLAN TABLE
  AVERAGE                              YEARS OF SERVICE
  PENSION        ------------------------------------------------------------
COMPENSATION        15           20           25           30           35
------------     --------     --------     --------     --------     --------
 $  400,000      $190,000     $220,000     $220,000     $220,000     $220,000
 $  500,000      $237,500     $275,000     $275,000     $275,000     $275,000
 $  600,000      $285,000     $330,000     $330,000     $330,000     $330,000
 $  700,000      $332,500     $385,000     $385,000     $385,000     $385,000
 $  800,000      $380,000     $440,000     $440,000     $440,000     $440,000
 $  900,000      $427,500     $495,000     $495,000     $495,000     $495,000
 $1,000,000      $475,000     $550,000     $550,000     $550,000     $550,000
 $1,100,000      $522,500     $605,000     $605,000     $605,000     $605,000
 $1,200,000      $570,000     $660,000     $660,000     $660,000     $660,000
 $1,300,000      $617,500     $715,000     $715,000     $715,000     $715,000
 $1,400,000      $665,000     $770,000     $770,000     $770,000     $770,000

     The calculation of the amounts shown assumes that the employee remains in the service of the Company or one of its participating subsidiaries until age 65, that the retirement program is continued in its present form and that the individual receives the benefits in the form of a single life annuity. As of December 31, 1995, Messrs. Ballengee, Boekenheide, McClelland, Reed and Trice were credited with 14, 19, 7, 26 and 32 years of service, respectively, under the Retirement Plan, including credit for prior service with a subsidiary of the Company in the case of Mr. Reed. The current compensation covered by the Plan is $665,000 for Mr. Ballengee; $392,000 for Mr. Boekenheide; $1,051,000 for Mr. McClelland; $517,000 for Mr. Reed; and $462,000 for Mr. Trice.

SEVERANCE ARRANGEMENTS

     The individuals named in the Summary Compensation Table and five other executive officers have executed individual severance agreements with the Company. Each agreement provides that if, during the two-year period following a 'change in control of the Company,' the Company terminates the executive's employment without 'cause' (other than for 'disability') or the executive terminates his employment for 'good reason' (as such terms are defined in the severance agreements), the executive will receive from the Company as a severance benefit a lump sum payment equal to two times the sum of such executive's annual salary and two times the amount of his normal bonus opportunity (as such term is defined in the severance agreements). An executive officer would also be entitled to continue to receive certain welfare insurance benefits for two years. The Company will also make an additional payment to the executive to ensure that the components of the severance benefit described above that are multiples of salary and bonus will not be subject to net reduction due to the imposition of excise taxes under section 4999 of the Code. The individual severance agreements provide for the distribution to the executives of their benefits under the Company's Supplemental Retirement Plan promptly following a 'change in control of the Company.' If a lump sum severance benefit becomes payable, each executive officer party to such an individual severance agreement shall receive an additional pension equal to the difference between (1) the pension he would have received under the Company's Retirement Plan for Salaried Employees (including any retirement benefits in excess of limitations imposed by the Code paid on an unfunded basis from the Company's general assets) if he were credited with two additional years of service under the Retirement Plan at an annual compensation in each such year equal to his annual salary and his normal annual bonus opportunity (as such terms are defined in the severance agreement), and (2) the pension actually payable to him under the Retirement Plan.

      PROPOSAL 2 -- RATIFICATLON OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Price Waterhouse  LLP  has been  recommended  by the  Audit  Committee  and
appointed   by  the  Board   of  Directors,  subject   to  ratification  by  the
stockholders, to make an examination of the consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1996 and the related consolidated statements of income and cash flows for the year 1996, and for such other purposes incidental thereto as may be required. Price Waterhouse LLP has been the Company's independent accountants since 1977.

     The Company expects that a representative of Price Waterhouse LLP will be present at the meeting and will be available to respond to appropriate questions from stockholders. The representative of Price Waterhouse LLP will have an opportunity to make a statement at the meeting if he so desires.

                       PROPOSAL 3 -- STOCKHOLDER PROPOSAL

     A stockholder has informed the Company that it intends to present the proposal set forth below at the Annual Meeting. The name and address of the stockholder and the number of shares of Common Stock held by such stockholder will be furnished orally or in writing, as requested, promptly upon receipt of any request. Such request may be directed to Dirk R. Soutendijk, Secretary of the Company.

     Your Board of Directors has carefully reviewed the following stockholder proposal and recommends a vote AGAINST it.

                        STOCKHOLDER RESOLUTION REGARDING
                    ENDORSEMENT OF THE CERES PRINCIPLES FOR
                      PUBLIC ENVIRONMENTAL ACCOUNTABILITY

WHEREAS WE BELIEVE:

     Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

     Adherence to public standards for environmental performance gives a company greater public credibility than following standards created by industry alone. For maximum credibility and usefulness, such standards should reflect what investors and other stakeholders want to know about the environmental records of their companies;

     Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. These help investors and the public to understand environmental progress and problems. Uniform standards for environmental reports permit comparisons of performance over time. They also attract new capital from investors seeking investments which are environmentally responsible and responsive and which minimize risk of environmental liability.

WHEREAS:

     The Coalition for Environmentally Responsible Economies (CERES) -- which comprises shareholders of this Company; public interest representatives, and environmental experts -- consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Over 90 companies, including Sun [Oil], General Motors, H.B.
Fuller, and Polaroid, have endorsed these principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers say that benefits of working with CERES are public credibility; 'value-added' for the company's environmental initiatives; and advancement for the company's own environmental program.

In endorsing the CERES Principles, a company commits to work toward:

1. Protection of the biosphere             4. Energy conservation               7. Environmental restoration
2. Sustainable natural resource use        5. Risk reduction                    8. Informing the public
3. Waste reduction and disposal            6. Safe products and services        9. Management commitment
                                                                               10. Audits and reports

[Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617/451-0927].

RESOLVED: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

                              SUPPORTING STATEMENT

     Many investors support this resolution. Those sponsoring it have portfolios totaling $75 billion. Others voting FOR it bring shareholder votes to 20-30% at some companies. The number of public pension funds and foundations supporting this resolution increases every year. The objectives are: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.

     Endorsing the CERES Principles requires: (1) a letter stating the company's endorsement, signed by a senior officer; (2) commitment to implement the Principles; and (3) an annual environmental report in the format of the CERES Report. This complements -- not supplants -- internal corporate environmental policies and procedures.

     Your vote FOR this resolution will encourage public scrutiny of our Company's environmental policies and reports and adherence to standards upheld by management and stakeholders alike.

                      MANAGEMENT'S STATEMENT IN OPPOSITION
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     Long before the CERES Coalition was formed, Union Camp had made a commitment to environmental responsibility and sound resource management strategies. That commitment continues today. Union Camp is a participant in a number of industry programs with operational principles specifically tailored to the businesses we conduct and the Company has voluntarily initiated programs that go beyond legal requirements. These programs are particularly well suited to making safety and stewardship of the environment part of our day-to-day focus.

     The Company shares the views of the proponent that a sound, credible environmental policy can increase long-term stockholder value. However, a significant difference between the Company's current environmental commitment and the CERES Principles is the production of a report prescribed by CERES in a format that is not tailored to the Company's operations. It is expensive to compile, but adds little to our environmental and safety effort. Rather, the Company believes it is more prudent for it to report its environmental performance through its own initiatives in ways that represent all stockholders. For example, the Company's publicly available environmental report, Union Camp and the Environment: Nuturing the Legacy, highlights our performance, our progress and our commitment to environmental quality. In addition, the Company works with several community advisory councils in those communities where we have a significant presence to regularly report our environmental progress and to hear the concerns of our neighbors.

     The Company is a participant in the American Forest and Paper Association's ('AF&PA') Environmental Health and Safety Principles which guide the actions of paper and forest products companies in land stewardship, environmental performance, energy conservation, education, training, research, communication and reporting. Union Camp has adopted these principles as its own and annually certifies its compliance with these principles as a condition of its AF&PA membership. The Company's Chemical Group is a participant in the Chemical Manufacturers Association ('CMA') Responsible Care Program'r' which commits the Company, as a condition of its CMA membership, to continually improve performance in the areas of health, safety and environmental quality. The
Company helped develop the AF&PA's Sustainable Forestry Initiative which includes commitments for increased research and development, implementation of enhanced wildlife habitat improvement programs, prompt reforestation, conservation of biological diversity, improved water quality and protection of unique and special sites. The Company has also agreed to support the Sustainable Forestry Initiative as a condition of membership in the AF&PA.

     In addition to these industry programs, Union Camp has voluntarily joined the EPA's 33/50 program to reduce emissions of toxic air pollutants and EPA's Green Lights program which involves switching to more efficient lighting. Further, Union Camp creates its own programs to address its environmental responsibilities. Union Camp's continuing research and development efforts in water conservation methods led to the development and commercialization of a new bleaching process which has important environmental advantages. The Company has also been a leader in corporate land conservation efforts. Through its Land Legacy program, the Company has donated over 84,000 acres of land for the protection of historical, recreational or ecological values over the last two decades. The Company continues its support of conservation through the sponsorship of the Alexander Calder Conservation Award and the Gene Cartledge Award for Excellence in Environmental Education. Through these awards, administered in cooperation with The Conservation Fund, a national environmental organization, individuals are recognized and encouraged for their efforts in wildlife habitat protection and environmental education achievement.

     Union Camp's commitments under these varied programs are substantially the same as those called for by the CERES Principles, but our approach has additional benefits. First, when the Company determines to commit to a program it does so because it believes such action is in the best interest of all its shareholders not just a single group. Second, there is a pride of ownership in the Company's programs which have been designed and implemented by our employees, in cooperation with other stakeholders. These programs are not static; they are evolutionary, changing as challenges are met and new issues arise. This has resulted in our work force having a level of commitment which would be difficult to achieve if the Company adopted a third party's vision. Third, we believe we are allocating our resources for maximum effectiveness. The industry programs help to keep our knowledge current and allow us to share solutions with others facing similar issues. Our own programs make environmental responsibility an integral part of our every day business. Thus, the Company believes that endorsing the CERES Principles would add costs but not value to its environmental accomplishments and continuing commitment.

     Accordingly, the Board of Directors recommends a vote AGAINST this proposal. The accompanying proxy will be voted AGAINST the stockholder proposal unless a contrary specification is made. The stockholder proposal will have been adopted if more votes are cast in favor of it than are cast against it.

                       PROPOSAL 4 -- STOCKHOLDER PROPOSAL

     A stockholder has informed the Company that it intends to present the proposal set forth below at the Annual Meeting. The name and address of the stockholder and the number of shares of Common Stock held by such stockholder will be furnished orally or in writing, as requested, promptly upon receipt of any request. Such request may be directed to Dirk R. Soutendijk, Secretary of the Company.

     Your Board of Directors has carefully reviewed the following stockholder proposal and recommends a vote AGAINST it.

                  STOCKHOLDER RESOLUTION REGARDING PHASEOUT OF
                     CHLORINE FROM PAPER PRODUCTION PROCESS

     WHEREAS Union Camp Corp. seeks to be an environmentally responsible business; however the pulp manufacturing process used by the company involves the use of organochlorines which result in unwanted by-products such as dioxins and furans found to be harmful to human health and the environment;

     WHEREAS dioxins and furans that bioaccumulate and/or persist in the environment can result in or contribute to reproductive failure, birth defects, developmental impairment, hormonal disruption, behavioral disorders, immune suppression and cancer at low doses, and mixtures of these substances may cause these effects at even lower doses;

     WHEREAS the American Public Health Association has endorsed phaseout of chlorine-based bleaches in the pulp and paper industry; in addition, in 1994, the International Joint Commission on the Great Lakes recommended that the United States and Canada develop a timetable to sunset the use of chlorine and chlorine-containing compounds in industrial feedstocks. The IJC Great Lakes Water Quality Agreement states 'we conclude that persistent toxic substances are too dangerous to the biosphere and to humans to permit their release in any quantity . . . . The limits on allowable quantities of these substances entering the environment must be effectively zero, and the primary means to achieve zero should be the prevention of their production, use and release rather than their subsequent removal;'

     WHEREAS the favored method of preventing continued contamination from persistent or bioaccumulative toxic substances is to phase out their production and use over time. Safe alternative methods of pulp manufacturing exist with totally chlorine free paper production processes in use at several dozen plants worldwide;

     WHEREAS some paper companies have had to pay costly settlements of claims of injury allegedly caused by dioxin and furan exposure which could negatively impact shareholder value;

     WHEREAS our company has already recognized the threat posed by dioxins and furans by significantly reducing the use of organochlorines;

     RESOLVED that the shareholders request the company establish a schedule for the total phaseout of processes involving the use of organocholorines in its pulp and paper manufacturing processes.

                              SUPPORTING STATEMENT

     The company's actions to reduce organochlorines and the resulting dioxins are commendable but current science suggests that no safe or acceptable exposure to dioxin exists. The company could be materially affected by plaintiffs downstream from company facilities seeking damages from dioxin exposure. Dioxins have been shown to be extremely toxic substances. If the company is serious about being an environmental leader, we believe it must go beyond current or proposed regulations which reduce chlorine and use readily available technology to eliminate the need for chlorine in paper production.

                      MANAGEMENT'S STATEMENT IN OPPOSITION

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     This resolution asks that stockholders request the Company to establish a schedule for the total phase-out of processes involving the use of organochlorines in its pulp and paper manufacturing processes. The Company uses only two organochlorines in its manufacturing processes, neither of which is a pulp bleaching agent. Their elimination would have no effect on the Company's pulp bleaching processes. This is noteworthy because we have been led to believe that what the proponent actually intended was to ask shareholders to request the Company to establish a schedule to phase-out bleach pulp manufacturing processes that generate organochlorines. Therefore, the remainder of this response assumes the proposal really concerns the Company's pulp bleaching manufacturing processes.

     The Company is a world leader in bleaching technology. It invented the C-Free'tm' pulp bleaching process which eliminates elemental chlorine from the bleaching of pulp. It uses oxygen and ozone instead. The first commercial C-Free pulp bleaching plant began operation in the Company's Franklin, Virginia mill in 1992. Using only a small amount of chlorine dioxide in its final stage, the process reduces organochlorines by 99% or more. Additionally, it significantly reduces other pollutants such as BOD and color. Most importantly, this technology economically produces bleached pulp with the quality and brightness required for printing and writing papers -- the major product focus of Union Camp's Fine Paper Division.

     Because of the significant capital costs associated with implementing new technologies, the Company has chosen a deliberative approach which has enabled it to conduct nearly continuous modernization programs which have successfully balanced the costs and risks of change with the benefits of new technologies. Deciding how and when to modernize the Company's manufacturing processes involves sophisticated technical, marketing, financial and regulatory judgments which a mechanistic phase-out schedule fails to consider and, accordingly, would not, in our view, be consistent with the responsible management of the Company's productive assets to which we are committed.

     Accordingly, the Board of Directors recommends a vote AGAINST this proposal. The accompanying proxy will be voted AGAINST the stockholder proposal unless a contrary specification is made. The stockholder proposal will have been adopted if more votes are cast in favor of it than are cast against it.

                                 OTHER MATTERS

     The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. The Company's bylaws provide that stockholders who wish to propose the transaction of any business at the annual meeting must give the Company's Secretary written notice of such intent containing the information required by the bylaws at least sixty
(60) days in advance of the day established by the bylaws as the date of the annual meeting (the last Tuesday in April). However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder for presentation at the 1997 Annual Meeting of the Stockholders of the Company under the rules of the Securities and Exchange Commission must be received by the Company not later than November 18, 1996 for inclusion in the Company's 1997 Proxy Statement and Proxy.

                                    EXPENSES

     All expenses in connection with solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies in person and by telephone and other means of telecommunication. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, N.Y. 10005, to assist in the solicitation of proxies for which the Company will pay a fee of $10,500 and will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners of the stock held of record by such persons.

                                          By Order of the Board of Directors

                                          DIRK R. SOUTENDIJK
                                          Secretary

March 18, 1996

                                    APPENDIX 1
                                    PROXY CARD

[LOGO]                        UNION CAMP CORPORATION


  Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders
                                  April 30, 1996


  The undersigned hereby appoints W. CRAIG McCLELLAND, JAMES M. REED and DIRK R. SOUTENDIJK, and each of them, proxies, with power of substitution and revocation, to vote all Common Stock of UNION CAMP CORPORATION standing in the name of the undersigned at the annual meeting of stockholders of said corporation at the Hyatt Regency Savannah, Two West Bay Street, Savannah, Georgia, on Tuesday, April 30, 1996 at 10:00 A.M., and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matters and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement dated March 18, 1996.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE
ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND AGAINST THE TWO STOCKHOLDER PROPOSALS, ALL AS REFERRED TO ON THE REVERSE SIDE.

                              (Continued, and to be SIGNED on the reverse side.)

                                          UNION CAMP CORPORATION
                                          P.O. BOX 11188
                                          NEW YORK, N.Y. 10203-0188

[  ]

            The Board of Directors recommends a vote "FOR" Items 1 and 2.

(1) Election of Directors   FOR all nominees    WlTHHOLD AUTHORlTY to vote     [ ]   EXCEPTIONS      [ ]
                            listed below [ ]    for all nominees listed below

Nominees: G. Busbee, R. Cartledge and G. MacDougal
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions __________________________________________________________________


(2) Ratification of appointment of independent accountants.   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

            The Board of Directors recommends a vote "AGAINST" Items 3 and 4.

(3) Stockholder proposal to endorse the CERES Principles.   (4) Stockhoider proposal to establish
                                                                a schedule to eliminate organochlorines.

FOR [ ]  AGAINST [ ]  ABSTAIN [ ]  FOR [ ]  AGAINST [ ]   ABSTAIN [ ]


                                       Please mark this box
                                       if you plan to attend             Change of Address
                                       the annual meeting      [ ]       and/or Comments    [ ]
                                       in person                         Mark Here

                                                 Please sign exactly as your names appear. If Executor,
                                                 Trustee, etc., give full title. If stock is registered
                                                 in two names, both should sign.

                                                       Date: ____________________________________, 1996

                                                       ________________________________________________
                                                                        Signature(s)
                                                       ________________________________________________
                                                                        Signature(s)

Please Siqn, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
Votes MUST be Indicated
(x) In Black or Blue Ink.  [ ]


                         APPENDIX 2
               LETTER TO PLAN PARTICIPANTS


March 15, 1996

TO:  PARTICIPANTS HAVING COMPANY STOCK ALLOCATED TO THEIR
     ACCOUNTS UNDER THE FOLLOWING PLANS:

     The  Union Camp Corporation Salaried Employees' Savings  and
     Investment Plan

     The Union Camp Corporation Employees' Investment Plan

     The Union Camp Corporation Employees' Savings and Investment Plan

     The Union Camp Corporation Franklin Employee Investment Plan

     The  Union  Camp Corporation Prattville Employee  Investment Plan

     The Union Camp Corporation Savannah Employee Investment Plan and

     The Puerto Rico Container Company Employees' Savings Plan

Enclosed is a copy of Union Camp Corporation's 1995 Annual Report and a copy of the Notice of the 1996 Annual Meeting and Proxy
Statement, together with a Confidential Voting Instructions form.

You are entitled to direct Bankers Trust Company, as Trustee of each of the plans referred to above, how to vote the shares of Union Camp Common Stock allocated to your plan account. Please date, mark as appropriate and sign the enclosed Confidential Voting Instructions form and return it in the enclosed envelope to Bankers Trust Company, P.O. Box 500, Elizabeth, New Jersey 07207-9870. Bankers Trust Company will vote the shares in your account as you direct. If you do not return the enclosed Confidential Voting Instructions form, your shares will be voted in the same proportions as shares are actually voted in either
(i) the Salaried Employees' Savings and Investment Plan, if you are a participant in that plan, or (ii) the other plans.

Your  vote  is important.  Please complete and return the  Voting
Instructions form to Bankers Trust Company as soon as possible.

Very truly yours,



Dirk R. Soutendijk
Secretary